INDEX TO LEASE AGREEMENT
                                     BETWEEN
                         LEWIS ROAD ASSOCIATES, LANDLORD
                                       AND
                       SEDONA - GEOSERVICES, INC., TENANT


Paragraph #    Heading                                                   Page #
-----------    -------                                                   ------

     1         Demised Premises                                             1

     2         Use of Premises                                              2

     3         Name or Designation of Business                              3

     4         Term of Lease                                                3

     5         Base Rent                                                    6

     6         Common Cost of Taxes, Maintenance &
               Operating Expenses, Additional Rent                         13

     7         Utilities                                                   13

     8         Condition of Premises; Construction;
               Alterations and Improvements                                15

     9         Landlords Financial Assistance to Tenant                    20

    10         Security Deposit                                            21

    11         Common Areas                                                23

    12         Cleaning of Demised Premises                                26

    13         Heating & Air Conditioning, Plumbing
               & Electrical Services                                       26

    14         Indemnification Waiver of Claim & Subrogation               27


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Paragraph #    Heading                                                   Page #
-----------    -------                                                   ------

    15         Insurance                                                   30

    16         No Partnership                                              33

    17         Eminent Domain                                              33

    18         Destruction of Demised Premises                             36

    19         Security on Demised Premises                                39

    20         Fire Exits                                                  40

    21         Tenants Affirmative Covenants                               40

    22         Tenants Negative Covenants                                  43

    23         Rights Reserved by the Landlord                             48

    24         Additional Rent, Late Charges, Interest and
               Bad Check Charges                                           53

    25         Documentary Stamps as Additional Rent                       54

    26         Tenants Failure to Comply with Covenants of Lease           54

    27         Events of Default                                           55

    28         Landlord's Rights & Remedies Upon Tenants Default            58

    29         Waivers                                                     62

    30         Confession of Judgment -- Money                             63

    31         Confession of Judgment -- Possession of Demised Premise       65

    32         Conclusion Evidence of Facts in Action for Judgment
               By Confession                                               66

    33         Release of Errors                                           67

    34         Landlord's Right to Assign Remedies                         67

    35         Landlord's Remedies Cumulative                              67

    36         Subordination of Lease                                      68

    37         Waiver                                                      68

    38         Accord and Satisfaction                                     68


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Paragraph #    Heading                                                   Page #
-----------    -------                                                   ------

        39      Notices                                                    69

        40      Quiet Enjoyment                                            69

        41      Captions & Index                                           70

        42      Entire Agreement                                           70

        43      Recording                                                  71

        44      Partial Invalidity                                         71

        45      Tenant Defined; Use Of Pronoun                             71

        46      Negotiation Of Landlord's Personae Liability               72

        47      Successors                                                 73

        48      Construction                                               74

        49      Submission Of Lease To Tenant                              74

        50      Management Agent                                           74.1


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Exhibits Attached to Lease Agreement

        Exhibit A  --  Legal Description of Land Upon Which
                       Professional Center is Situate.

        Exhibit B  --  Specht Building Site Plan.

        Exhibit C  --  Items in Need of Repair as of the Commencement
                       Date of this Lease.

        Exhibit D  --  Landlords Work and Tenants Work

        Exhibit E  --  Landlords Financial Assistance to Tenant

        Exhibit F  --  Addresses for Mailing of Notices

        Exhibit G  --  Tenants Insurance Policies

        Exhibit H  --  Common Costs

        Exhibit I  --  Addendum

        Exhibit J  --  Floor Plan


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                                LEASE AGREEMENT

     This agreement, made this 1st day of July 1996, is by and between Lewis Road Associates, a Pennsylvania General Partnership, with principal office located at 649 N. Lewis Road, Limerick, Pennsylvania 19468, hereinafter referred to as "Landlord".

                                     -AND-

Sedona - Geoservices, Inc., 649 N. Lewis Road, Suite #220, Limerick, PA 19468

     1. Demised Premises. Landlord hereby demises and lets unto Tenant, and Tenant hereby leases from Landlord, in accordance with all of the provisions of this Lease, a certain portion of interior space in the Specht Building, situated at Montgomery County, Pennsylvania (hereinafter referred to as the "Professional Building"). The Office Center property is more fully bounded and described in accordance with Exhibit "A" attached hereto and incorporated herein. The interior space in the Office Center


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leased by the Tenant measures Ave. _____ feet in front and _____ feet in depth for a leased area totaling 2793 square feet, said area being bounded by vertical walls or partitions with the interior surfaces thereof constituting a part of the leased space (sometimes referred to as the "leased space" or "demised premises"). The demised premises consists of a portion of the second floor of the building marked "Professional Building" on the site plan of the Office Center attached hereto and incorporated herein as Exhibit "B". Landlord grants to Tenant the right to the non-exclusive use in common with others entitled to the use of the same all such automobile parking areas, driveways, courts, corridors, footways, loading facilities and other facilities as may be designated by Landlord from time to time as more fully set forth herein and subject to the terms and conditions of this Lease and to such reasonable rules and regulations for the use thereof as may be prescribed from time to time by the Landlord in accordance with Paragraph 23(a) of this Lease.

     2. Use of Premises. Tenant is leasing the space, and will use and manage the space exclusively, for operating and conducting the following business:
Professional Office for Engineering Services. No other use of this space shall be permitted during the term of this Lease without the prior written consent of Landlord. Such consent shall not be unreasonably withheld by


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Landlord, but consideration of such matters as the mix of businesses occupying the Office Center and potential dilution of trade with other Tenants shall not be construed as an unreasonable basis for Landlord's decision.

     3. Name or Designation of Business. The name under which Tenant will conduct business in the demised premises shall be Sedona, GeoServices, Inc., and will remain such and will not be changed during the term of this Lease without the prior written consent of Landlord, which consent will not be withheld unreasonably, provided that, in allowed changes, Tenant shall be solely responsible for any costs and expenses in changing the name as it is featured in any signs of the Office Center or in any business advertising as may be done or provided by Landlord.

     4. Term of Lease.

     (a) The term of this Lease shall be Thirty Nine (39) months, Plus One Twenty Four (24) Month Option, plus the period, if any, between the "commencement date" (as established by Paragraph 4(b) of this Lease) if it falls on a day other than the first day of a month and the first day of the first full calendar month in the original term.

     (b) The "original term" of this Lease (hereinafter defined) and Tenant's obligation to pay rent and occupy the demised premises in accordance with the terms hereof shall


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


commence on the earlier of the following dates (such earlier date being herein called the "Commencement Date"): (i) the date Tenant initially opens the demised premises for business or (2) the date which is forty-five (45) days after the Landlord or the Landlord's supervisory architect notifies Tenant in writing that the Landlord's Work (as defined in Paragraph 8(b)) specified in Exhibit "D" has been substantially completed and the demised premises are ready for the installation of Tenants fixtures, notwithstanding that insubstantial details of construction or mechanical adjustment remain to be performed, the noncompletion of which would not materially interfere with Tenant's use of the premises. Tenant's entry into the demised premises shall be deemed an acknowledgment that Tenant has accepted Landlord's Work as being completed to Tenant's satisfaction. Within ten (10) days after the date of such notice
Tenant shall enter the demised premises and promptly install its trade fixtures and equipment and shall diligently pursue such installation to timely completion and will open the demised premises for business not later than the expiration of such forty-five (45) day period referred to above.

     (c) At any time after the commencement date of the term of the Lease the parties shall complete Paragraph 4(f) of this lease and/or shall execute and deliver to each other, at the option of Landlord, either an instrument in recordable form or


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A Letter agreement prepared by Landlord, wherein Tenant shall: (1) certify that the Lease is in full force and effect and (2) certify the commencement and termination dates of the original term of this Lease.

     (d) This lease and the tenancy here by created shall cease and terminate at the end of the term hereof without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a Tenant holding over to the same extent as if statutory notice had been given.

     (e) The period commencing on the date hereof and terminating on the date immediately prior to the commencement date is herein referred to as the "initial term", and the period from the commencement date to the stated expiration date (and all extensions or renewals thereof) or earlier termination of this lease is herein referred to as the "original term." For the purposes of this Lease the words "the term of this Lease" and "the term hereof" shall be deemed to mean the initial term and the original term of this Lease and all extensions or renewals thereof. During the initial term, all of the provisions, covenants and conditions hereof shall be in full force and effect, but Tenants monetary obligations hereunder shall be abated until the original term has commenced.

     (f) The commencement date of this Lease is July 1, 1996 and the original term of this Lease shall expire at 12:01 A.M. On September 30, 1999.

     5. Base rent.

     (a) Tenant shall pay to Landlord as rent for the demised premises those amounts set forth herein as base rent and those amounts hereinafter mentioned as items of additional rent. The total base rent for the Thirty Nine (39) month period shall be Ninety Three Thousand, Seven Hundred and Twenty One and 05/100 ($93,721.05). The base rent for the demised premises shall vary through the term of this Lease in accordance with the following schedule:

                                                           Monthly
             Period                Base Rent             Installment
             ------                ---------             -----------
         7/1/96 - 9/31/96          Free                  Utilities Only
        10/1/96 - 9/30/97          $26,018.73            $2,890.97
        10/1/97 - 9/30/98          $33,851.16            $2,890.97
        10/1/98 - 9/30/99          $33,851.16            $2,890.97


            Option Period          Base Rent             Monthly $
            -------------          ---------             ---------
        10/1/99   -  9/30/2000     $35,247.66            $2,937.30
        10/1/2000 - 10/30/2001     $35,247.66            $2,937.30


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


     Tenant shall pay base rent to Landlord, without prior demand by Landlord, in monthly installments of the amounts set forth on the foregoing schedule, which monthly installments shall be due and payable, in advance, on or before the first day of each and every calendar month throughout the term of this Lease beginning on July 1, 1996, and continuing until such time as the base rent obligation of Tenant shall be paid in full. In the event that the commencement date of this Lease shall be a day other than the first day of the first full calendar month in the term hereof, Tenant's first payment of base rent shall be prorated for the fractional month between the commencement date and the first day of the first full calendar month in the term hereof on a per diem basis (calculated on a thirty (30) day month) and the same shall be paid to the Landlord on or before the commencement date.

     (b) Security Deposit. Tenant contemporaneously with the execution of this Lease, has deposited with Landlord the sum of Two Thousand Eight Hundred and Ninety 97/100 Dollars ($2,890.97) receipt of which is hereby acknowledged by Landlord, which deposit is now the property of the Landlord and is to be held as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by said Tenant to be kept and performed during the term hereof, subject to Paragraph 10 of this Lease. Notwithstanding Section 10(c) interest will acrue at $233.33 on Security Deposit to be returned at the time of Lease Termination.


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


     6. Tenant's proportionate Share of Taxes, Operating Expenses and Insurances as Additional Rent. During each calendar year of the term of this Lease, prorated for any period less than a year, Tenant shall pay to Landlord as additional rent Tenant's proportionate share of all real estate taxes, operating expenses and the cost of Landlord's policies of insurance. Tenant's proportionate share shall be .07% which is the percentage of the Office Center's total rentable area of 38,138 s.f. which Tenant leases pursuant hereto.

     (a) "Taxes" as used in this Paragraph 6 shall include all real estate taxes attributable to improvements now or hereafter made to the Office Center or any part thereof or attributable to the present or future installation in the Office Center or any part thereof of fixtures, machinery or equipment, all real estate taxes, assessments, water and sewer (if provided by a municipal agency and not separately metered among the various Tenants of the Office Center) and other governmental impositions and charges of every kind and nature whatsoever, non-recurring as well as recurring. Special or extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof which shall during the term hereof be levied, assessed or imposed upon or become due and payable and which arise in connection with the use, occupancy or possession of, or any interest in, the Office Center or any part thereof, or any land, and buildings


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


and other improvements situate upon the land, as is described in Exhibit "A" hereto, or any portion thereof. The fiscal year of any taxing authority shall be deemed to correspond to the calendar year in which such fiscal year ends.

     (b) "Operating Expenses" as used in this Paragraph 6 shall include all expenses, costs, disbursements and expenditures of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, operation, maintenance and repair of the Office Center, The Land, and Buildings and other improvements situate upon the land described in Exhibit "A" hereto ("the premises"), except leasing commissions, payment of principal and interest on any mortgages upon the premises and those expenditures which are generally referred to as "Capital Expenditures" where the amount paid or incurred by the Landlord was for new buildings or for permanent improvements or betterments made for the purpose of increasing the value of or substantially extending the useful life of the premises. However, expenditures for improvements which are required by law or generally expensed or regarded as deferred expenses or intended by Landlord to result in savings or deductions in operating expenses shall be included in operating expenses over such period of time as Landlord shall deem appropriate. Operating expenses shall also include but not be limited to, all costs and expenses whether expended or incurred for operating, repairing, lighting, cleaning, painting and maintaining (including, but not limited to preventive maintenance) such common


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


areas of the Office Center, removing snow, ice, rubbish and debris, inspecting, the rental of sweepers, trucks and other equipment; depreciation (over a period not exceeding sixty (60) months) of machinery and equipment and other non real estate assets used in the operation and maintenance of the Office Center; the repair of paving, roofs, curbs, walkways, landscaping, drainage, on-site water lines, sanitary sewer lines, heating, ventilating and air conditioning systems, floors, floor coverings, canopies, skylights, fountains, electrical lines and other equipment serving the property on which the Office Center or any part thereof is constructed; the rental of music programs, services and loud speaker systems including the furnishing of electricity therefore; all costs incurred by Landlord in compliance with any environmental or other similar laws, rules, regulations, guidelines or orders; the cost of all on-site personnel required to supervise and accomplish the foregoing and an administrative charge equal to twenty percent (20%) of the total of all such operating expenses. Operating expenses shall not include depreciation other than specifically referred to herein. In the event of any dispute as to whether an item represents an expense or a capital item, Landlord's accounting practices shall be determinative and binding on the parties.

     (c) The cost of Landlord's policies of insurance shall include the cost of the premiums on Landlord's policy of fire insurance with extended coverage insuring portions of the Office Center and may also include, at Landlord's option, the


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


costs of the premiums for the following types of Landlord insurances applicable to the Office Center: liability insurance covering personal injury, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, worker's compensation insurance, plate glass insurance, contractual liability insurance and fidelity bonds. Tenant shall have no right, title, claim or interest in any insurance policy purchased and maintained by the Landlord pursuant hereto, nor in any proceeds thereof.

     (d) At the time of the commencement of this Lease, and annually within sixty (60) days after the end of each calendar year during the term hereof, Landlord shall deliver to Tenant a statement certified by Landlord and showing in reasonable detail real estate taxes, operating expenses, and the cost of Landlord's insurances as herein defined, for the calendar year last ending. Each such statement shall be sufficient proof of the accuracy thereof. Together with such statement Landlord shall submit to Tenant its good faith estimate of the real estate taxes, operating expenses and Landlord's insurance costs for the then current calendar year. Tenant shall pay to Landlord, without prior demand by Landlord, at and with each monthly installment of Tenants base rent such sum as shall represent one-twelfth (1/12) of Tenant's proportionate share of Landlord's good faith estimate of the real estate taxes, operating


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


expenses and Landlord's insurance costs for the then current year: provided, however, that such payments of additional rent by Tenant shall continue to be determined by reference to the estimate last provided by Landlord, until such time as Landlord has provided Tenant with Landlord's good faith estimate of such expenses for the then current year. For the calendar year ending December 31, 1996 all costs, expenses, disbursements and expenditures for real estate taxes, operating expenses, and Landlord's policies of insurance shall be based on the real estate taxes, operating expenses and Landlord's insurance costs for the calendar year ending December 31, 1995 as provided by the Landlord.

     (e) If the commencement date hereof shall not be the first day of a calendar month, Tenant's payment of its proportionate share of real estate taxes, operating expenses, and Landlord's insurance costs for the fractional month between the commencement date and the first day of the first full calendar month in the term shall be prorated on a per diem basis (calculated on a thirty
(30) day month) and shall be paid together with the first payment of Base Rent on or before the commencement date.

     (f) At the time that Landlord provides Tenant with the certified statement of actual real estate taxes and operating expenses for the calendar year last ending, Landlord shall also provide Tenant with a statement showing the amount, if any, by which Tenants payments of estimated real estate taxes, operating expenses and insurance costs for such previous calendar year, or prorated portion thereof,


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


have either exceeding or fallen short of Tenants proportionate share of the actual real estate taxes, operating expenses and insurance costs. (i) In the event that such statement evidences an underpayment by Tenant, Tenant shall pay to Landlord the amount representing the deficiency within thirty (30) days of Tenant's receipt of Landlord's statement. (2) In the event that such statement evidences an overpayment by Tenant, and the Tenant is not in default hereunder or otherwise indebted to the Landlord, the amount representing the excess shall be allowed as a credit against the next payment(s) of prorated expenses due from Tenant to Landlord for the then current calendar year. (3) The amount of the Tenant's excess payments shall be refunded to Tenant when Tenant has fully performed all of its obligations under this lease, is not indebted to Landlord and has vacated in accordance with the provisions of this lease. (4) In the event that Tenant is indebted to the Landlord for any reason whatsoever, Landlord may deduct such amount owed from such overpayment.

     7. Utilities.

     (a) Tenant shall be solely responsible for arranging and paying for all sewer rents and water (if provided by a municipality and separately metered and billed), electric, gas and telephone service to the demised premises. Landlord shall whenever possible provide separate metering devices to measure water, sewer, electric and gas service to the demised premises.


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


Should Landlord elect or be required to supply or make available any utility used or consumed at the demised premises, Tenant agrees to purchase and pay for same, as additional rent, every month in the term hereof as billed by the Landlord, such payment to be made to the Landlord within ten (10) days of Tenant's receipt of Landlord's bill.

     (b) In the event the local authority, municipality, utility or other body collects for the water and/or sewage or sanitary service and/or consumption, as aforesaid, Tenant covenants and agrees to pay the water and sewer rent charge (both minimum and otherwise) and any other tax, rent, levy, connection fee or meter or other charge which now or hereafter is assessed, imposed or may become a lien upon the demised premises, or the realty of which they are a part, pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, or the water or sewage connection or system. In the event Landlord shall have advanced on Tenant's behalf any of the aforesaid sums, Tenant shall reimburse Landlord on demand for Tenant's share of such costs plus administrative costs of Landlord in a sum equal to twenty percent (20%) of such sums as additional rent.

     (c) Landlord may, after thirty (30) days' notice to Tenant, cease to furnish any one or more of the utility services to the demised premises, without any responsibility to Tenant


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


except to connect Tenants distribution facilities therefore with another source for the utility service so discontinued.

     (d) In no event shall Landlord be liable to Tenant in damages or otherwise for any interruption, curtailment or suspension of any of the foregoing utility services in the event of a default by Tenant under this Lease or due to repairs, action of public authority, strikes, acts of God or public enemy, or any other cause, whether similar or dissimilar to the aforesaid.

     8. Condition of Premises: Construction: Alterations and Improvements.

     (a) Tenant acknowledges and agrees that the demised premises is, as of the commencement of the original term of this Lease, in good condition and state of repair except for such items, if any, as may be specifically set forth on an Exhibit "C" attached hereto and signed by all parties to this Lease Agreement. Unless the Landlord specifically acknowledges in writing as its duty the obligation to change, repair or improve the items referred to on said Exhibit "C", Landlord shall have no duty or obligation to make such changes, repairs or improvements and the Tenant shall accept and occupy the demised premises in its then current condition and thereafter Tenant shall be solely liable for any injury to person or property which may be related or attributed thereto in whole or in part. The items referred to on Exhibit "C" which are not to be or in fact are not changed,


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repaired or improved by the Landlord shall be used, in part, by the parties hereto, at the termination of this Lease in calculating the amount, if any, of the security deposit to be returned by Landlord to Tenant pursuant to Paragraph 10 hereof.

     (b) Construction by Landlord. Landlord, at its cost and expense, shall construct, remodel, improve or alter the demised premises incorporating in such construction all items of work, if any, described as Landlords Work in Exhibit "D" attached hereto and made a part hereof (all such items are hereinafter collectively referred to as "Landlord's work"). Landlord shall have the exclusive right to determine the architectural design and the structural, mechanical and other standard details and specifications of Landlord's work, including, but not limited to, the type of materials and the manufacturer and supplier thereof.

     (c) Tenant's Improvements.

     1. Within ten (10) days after receipt of the written notice referred to in paragraph 4(b) hereof, Tenant shall, at its sole cost and expense commence and thereafter promptly complete all the work and other requirements imposed upon Tenant in Exhibit "D", (all such items being herein referred to as "Tenant's Work"). In the event Landlord, or any person on Tenants behalf, shall perform any work or install any equipment included in Tenant's Work, Tenant, within fifteen (15) days after


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receipt of a bill therefor, shall pay to Landlord, as additional rent, a sum equal to all sums paid and costs incurred by Landlord in performing such work and/or installing such equipment plus administrative costs of Landlord in a sum equal to twenty percent (20%) of such sums and/or costs. Notwithstanding anything contained in this Paragraph 8(c) to the contrary, Landlord shall not be responsible or liable to Tenant, its agents, servants, employees, licensees, or contractors, or their respective agents, servants, employees, licensees or contractors, for any loss or damage to the property of such party occurring prior to or subsequent to the commencement date of the term unless and solely to the extent caused by the negligence of Landlord, or its agents, servants, or employees.

     2. All labor and materials necessary to the modification or completion of the Tenant's Work shall be provided at the sole expense of Tenant. Notwithstanding the foregoing, however, Tenant shall not do any work in or about the demised premises or make any alterations or additions thereto without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All of Tenant's Work to which Landlord consents shall be performed and installed at Tenant's sole cost and expense, in accordance with plans and specifications prepared at Tenant's expense and approved by Landlord, and by contractors, subcontractors and suppliers of labor and material who shall in


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all instances be subject to Landlord's approval. During the continuance of
Tenant's Work, Tenant shall maintain such insurance as Landlord may reasonably require for the benefit of Landlord and such other parties as Landlord may designate. Tenant shall, upon request of the Landlord, furnish a guarantee by each of its prime contractors and materialmen for the benefit of Landlord, Tenant and such other parties as Landlord may designate that all of Tenant's Work, materials and equipment shall be in accordance with the plans and specifications as approved by Landlord and that such contractors or materialmen will, upon notice from Landlord or Tenant, promptly correct and repair at their own cost and expense any deficiency, defect, fault or imperfection of materials, equipment or workmanship which appears within one (1) year after completion of such work or installation.

     3. None of the Tenant's Work at the demised premises shall be done by anyone other than Landlord except after the filing of a waiver of the right to file any lien therefor (commonly known as a "mechanics' and/or materialmen's lien") with Landlord, and the recording of the same, at Tenant's expense, with the Court of Common Pleas of Montgomery County, Pennsylvania, so as to constitute an effective waiver by anyone having a right to file such a lien. If any such lien is filed, Tenant shall, at its expense, cause such lien to be discharged or satisfied within 15 days after the filing thereof.


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


     4. None of the Tenant's Work shall be performed or installed except by workmen and mechanics working in harmony with and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors or by any other tenants of the building or their contractors. Any violation hereof shall permit Landlord to withdraw its prior consent to or permission for any such work or installation.

     5. Any alterations, improvements or additions made by Tenant shall remain upon the demised premises at the expiration or earlier termination of this Lease and shall become the property of Landlord unless, prior to such termination, Landlord shall have given Tenant written notice to remove the same, in which event Tenant shall remove such items as Landlord has designated in such notice and shall restore the demised premises to the same good order and condition in which they were at the time of delivery of possession to Tenant, normal wear and tear excepted. Should Tenant fail to do so, Landlord may do so and Tenant shall immediately upon presentment of a bill therefor by Landlord, pay to Landlord as additional rent the cost and expense thereof plus administrative costs of Landlord in a sum equal to twenty percent (20%) of such sums and/or costs as additional rent.

     6. Upon the termination of this Lease, items such as desks, chairs, tables, counters, shelves, trade equipment and other normally easily removable items may be removed by Tenant. With any damage or injury to the demised premises resulting from such removal being repaired at Tenant's expense. Tenant shall promptly restore the premises to their original order and condition upon removal of such items. No such items shall be removed without the prior written consent of the Landlord if Tenant shall then be in default pursuant to the terms of this Lease.

     7. All other fixtures installed by Tenant in the demised premises, such as lighting and plumbing fixtures, air-conditioning and heating equipment, built-in cabinets, display cases, shelving, desks and sinks and the like, shall not be removed without the prior written consent of the Landlord. At the termination of this Lease, all of such fixtures shall automatically become Landlord's property and shall remain upon and be surrendered with the demised premises as part thereof and without the payment of any further consideration by Landlord.

     9. Landlord's Financial Assistance to Tenant. Landlord may, at its sole option and discretion, choose to provide assistance to Tenant with respect to the financing of Tenant's Work described in Paragraph 8 hereof. In the event that Landlord shall provide such financial assistance to Tenant, the terms of any such loan or other financial arrangement between Landlord and Tenant shall be set forth in a document to be attached hereto and incorporated herein as an Exhibit "E" to this Lease. Notwithstanding the time when such loan or other financial arrangement may be entered into between Landlord and Tenant, any and all sums as shall become due from Tenant to Landlord pursuant to the terms thereof shall be deemed and conclusively presumed to be additional rent and subject to all provisions of this Lease respecting rent, and Landlord shall have upon default in payment thereof, in addition to all remedies provided for in the documents concerning such loan or other financial arrangement, all remedies herein provided for breach of Tenant's obligations respecting payment of rent. Notwithstanding any contrary term or provision set forth in Exhibit "E" or the current status of Tenant's payments to Landlord under this Paragraph 9, any and all balances due Landlord pursuant to such loan or other financial arrangement shall be deemed to have been matured and accelerated with the entire remaining balance thereof immediately due and owing to Landlord in the event of the expiration or sooner termination of this Lease for any reason whatsoever.

     10. Security Deposit.


        (a) Landlord acknowledges receipt from Tenant of the sum set forth in Paragraph 5(b) of this Lease, the same to be held as security for the payment of any rent and all other sums of money payable by Tenant under this Lease and for the faithful performance of all covenants and agreements of Tenant hereunder.

no part of the security deposit may be used by Tenant toward the payment of any obligation of Tenant hereunder without the prior written consent of Landlord. Landlord shall have the right at any time to apply any part of said security deposit to cure any default of Tenant hereunder or to compensate Landlord for any loss or damage suffered by reason of Tenant's default; and Tenant shall, upon demand by Landlord, restore said security to the original sum deposited.

     (b) Tenant hereby waives the benefit of any provision of law requiring such security deposit to be held in escrow and/or in trust, and such security deposit shall be deemed to be the property of Landlord and may be commingled with Landlord's other funds.

     (c) Landlord shall, within sixty (60) days following the expiration or sooner termination of this Lease without Tenant default, return to Tenant the unused balance of the security deposit, without interest, which remains to Tenants credit, provided that Tenant has given to Landlord prior to the time such refund shall become due, in a writing requiring Landlord's acknowledgement of receipt, an address to which such refund may be sent to Tenant. In the event that Tenant shall have failed to provide Landlord with such address in the form mentioned within forty-five (45) days following the expiration or sooner termination of this Lease, any refund otherwise due Tenant shall be deemed and conclusively presumed to have been forfeited to Landlord, and Landlord shall have no further liability of any nature whatsoever to Tenant with respect thereto and Tenant hereby affirmatively and knowingly waives any right, title, claim or interest therein and waives its right to thereafter bring any proceeding in any Court for the return or recovery thereof from the Landlord.

     (d) Landlord may deliver the security deposit to any purchaser of Landlord's interest in the demised premises, in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such security deposit, and Tenant agrees to look solely to such purchaser for the return of such security deposit.

     11. Common Areas. All areas, spaces, facilities, equipment, and signs, to the extent made available by Landlord for the common and joint use and benefit of Landlord, Tenant and other Tenants and occupants of the Office Center, and their respective employees, agents, subtenants, concessioners, licensees, customers and other invitees, are collectively referred to herein as "Common Areas". If and to the extent made available by Landlord, Common Areas shall include, but shall not be limited to the sidewalks, parking areas, access roads and drives, driveways, parking decks, bridges, landscaped areas, truck serviceways, tunnels, loading docks, open and enclosed pedestrian walkways, corridors, courts, stairs, ramps, comfort and first aid stations, public washrooms, community hall or auditorium, parcel pick-up stations, utility lines and utility rooms. All Common Areas in or about the Office Center shall be subject to the exclusive control of Landlord. Landlord shall at its expense (subject to reimbursement as set forth in Paragraph 6(b) of this Lease) operate, manage, equip, police, light, surface and maintain the Common Areas all in such manner as Landlord, in its sole discretion, may from time to time determine and Landlord shall have the sole right and exclusive authority to empty and discharge all personnel with respect thereto. Landlord hereby expressly reserves the right from time to time to construct, maintain and operate lighting and other facilities, equipment and signs on all of the Common Areas; to police and maintain security for the Common Areas; to use and allow others to use the Common Areas for any purpose; to change the size, area, level, location and arrangement of the Common Areas; to build multi-story and/or subterranean parking facilities; to regulate parking by Tenants and other occupants of the Office Center and their respective employees, agents, subtenants, concessioners and licensees; to enforce parking charges (by operation of meters, or otherwise) with appropriate provisions for parking ticket validation for Tenants; to close temporarily all or any portion of the Common Areas for the purpose of making repairs, changes or alterations thereto or performing necessary maintenance in connection with any emergency, in connection with closings resulting from adverse weather conditions or for any other purpose whatsoever, whether such purpose is similar or dissimilar to the foregoing; to discourage non-customer parking; to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas and the use to be made thereof. For the term of this Lease, Tenant is hereby given a license in common with all others to whom Landlord has or may hereafter grant rights to use, the Common Areas as they may from time to time exist; provided, however, that if such license shall at any time be revoked, in whole or in part, or if the size, area, level, location or arrangement of such Common Areas or the type of facilities at any time forming a part thereof shall be changed, altered, rearranged or diminished, Landlord shall not be subject to any liability therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of rent therefor, nor shall such alteration, rearrangement, revocation, change or diminution of such Common Areas be deemed a constructive or actual eviction or otherwise be grounds for terminating or modifying this Lease. In order to establish that the Office Center or any portion thereof is and will continue to remain private property and to prevent a dedication thereof or the accrual of any rights to any person or to the public thereon,

Landlord hereby reserves the unrestricted right, in Landlord's sole discretion, to close all or any portion of the Common Areas to such extent as, in the opinion of the Landlord's counsel, may be legally sufficient to prevent such dedication thereof or accrual of any rights to any person or the public thereon; provided, however, Landlord reserves the right at any time and from time to time to dedicate to public use part or all of the ring roads, access roads, drives and utility lines, together with all easements required to effectuate such dedications. As it may see fit.

     12. Cleaning of demised premises. Tenant shall, during the term of this Lease, be solely responsible for the interior cleaning of the demised premises, including window cleaning both interior and exterior. In the event that Tenant shall fail to perform such cleanup, or in the event that Tenant and Landlord shall enter into an arrangement whereby such cleaning is provided by Landlord, the cost and expense thereof, plus administrative costs of Landlord in a sum equal to twenty percent (20%) of such sums and/or costs, shall be paid by Tenant within ten (10) days of Tenant's receipt of Landlord's billing therefor, and such cost and expense shall constitute an item of additional rent.

     13. Heating and Air conditioning, Plumbing & Electrical service. Landlord shall keep in operation heating and air conditioning apparatus for the purpose of supplying heat and air conditioning to the demised premises during such times of the year as the same shall be necessary and at such temperatures as will prevent the freezing or bursting of pipes. Without liability or responsibility to Tenant and without diminution of o??????, deduction from rent, Landlord may from time to time, with adequate notice to Tenant, suspend operation of the heating, air conditioning, plumbing and electrical systems, or any service required to be rendered to Tenant under this Lease, when such suspension shall become necessary in Landlord's judgment for repairs, alterations or improvements thereto or by reason of strike, accident, emergency of any other cause beyond Landlord's control.

     14. Indemnification, Waiver of Claim and Subrogation.

     (a) Tenant shall indemnify and save Landlord harmless from any and all liabilities, obligations, damages, judgments, fines, penalties, claims, costs, charges and expenses, (including but not limited to counsel fees and disbursements), which may be imposed upon or incurred by or asserted against Landlord by reason of (1) personal injury, death or damage to property or business arising from, related to, or in connection with the occupancy of the demised premises; or, (2) occasioned wholly or in part by act or omission of Tenant, its contractors, subcontractors, subtenants, licensees or concessioners or its or their respective agents, servants or employees regardless of where the same has occurred. Tenant shall not, however, be liable for nor shall it indemnify and save Landlord harmless from any and all liabilities, etc., for damages or injuries occasioned by the negligence or willful acts of Landlord or its agents, servants, or employees, unless such damage or injury arises from perils against which Tenant is required by this Lease to insure. Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be expended or incurred by Landlord in successfully enforcing the covenants and agreements of this Lease.

     (b) Unless, and then solely to the extent such damage is caused by the negligent acts or omission of Landlord, its agents, servants and employees, neither Landlord nor Landlord's agents, servants and employees shall be liable for, and Tenant, in consideration of Landlord's execution of this Lease, hereby expressly releases Landlord and Landlord's agents, servants and employees from, any and all claims for injury, death or damage to persons or loss of or damage to property (including disappearance or theft of property and loss or interruption of business) sustained by Tenant or by any person claiming through Tenant or sustained by any other person, resulting from any fire, accident, occurrence or condition in or upon the demised premises, the Office Center, the land, or any streets, sidewalks or other areas abutting or adjacent to the land or Office Center including but not limited to such claims for damage resulting from (1) any defect in or failure of plumbing, heating or air-conditioning equipment, electric wiring or installation thereof, water pipes, stairs, railings or walks; (2) any equipment or appurtenances being out of repair; (3) the bursting, leaking or running of any tank, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or around the land, buildings or demised premises; (4) the backing up of any sewer pipe or downspout; (5) the escape of steam or hot water; (6) water, snow or ice being upon or coming through the roof or any other place upon or near the demised premises or the building of which the same is a part or otherwise; (7) the falling or any fixture, plaster or stucco: (8) broken glass; (9) any act or omission of other Tenants or other occupants of the Office Center or adjoining or contiguous property or buildings; (10) the exercise of any rights by Landlord under this Lease; (11) any act or omission of Landlord, its agents, servants and employees, whether occurring on, prior to, or subsequent to the commencement date of this Lease, unless said act or omission shall constitute a willful breach of law; and, (12) any act or omission of parties other than Landlord, its employees or agents. The foregoing waiver and reLease is intended by Landlord and Tenant to be absolute, unconditional and without exception and to supersede any specific repair obligation which may be imposed upon Landlord pursuant to any other Paragraph of this Lease.

     (c) Landlord and Tenant hereby reLease each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder. Landlord and Tenant each agree to attempt to procure such a clause or endorsement, provided no additional charge is made therefor. If such clause or endorsement can be obtained only upon payment of an additional charge, then the party benefiting from the clause or endorsement shall pay such additional charge upon demand or shall be deemed to have agreed that the party obtaining the insurance coverage shall not be further obliged to obtain such clause or endorsement.

     15. Insurance.

     (a) Tenant will keep in force in companies licensed to do business in the Commonwealth of Pennsylvania at Tenant's expense at all times during the term of this Lease and during such other times as Tenant occupies the demised premises or any part thereof:

     1. Comprehensive general liability insurance with respect to the demised premises, the sidewalks, if any, abutting and adjoining the demised premises, and the business operated by Tenant and any subtenants, licensees and concessioners of Tenant in or from the demised premises with minimum limits of Five Hundred Thousand Dollars ($500,000.00) on account of bodily injuries to or death of one person. And One Million Dollars ($1,000,000.00). If the nature of Tenant's operation is such as to place any or all of its employees under the coverage of local workmen's compensation or similar statutes, Tenant shall also keep in force, at its own expense, workmen's compensation or similar insurance affording statutory coverage and containing statutory limits. Such liability insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided in Paragraphs 14(a) and (b) hereof.

     2. Fire insurance, with standard broad form extended coverage endorsement covering (1) all of Tenants stock in trade, trade fixtures, furniture, furnishings and such equipment as is not affixed to the demised premises, and (2) of at least eighty percent (80%) of their collective insurable value, without co-insurance.

     (b) Upon request, Tenant will deposit with Landlord policies of insurance required by the provisions of Paragraph 15(a) or certificates thereof, together with satisfactory evidence of the payment of the required premium or premiums thereof to be attached hereto and incorporated herein as Exhibit "G". The insurance required hereby may be maintained by means of a policy or policies of blanket insurance so long as the provisions of this Paragraph are fully satisfied.

     (c) All policies of insurance required to be carried by Tenant shall provide that the policy shall not be subject to cancellation, termination or change except after ten (10) days prior written notice to Landlord and the policies referred to in Paragraph 15(a) shall name Landlord as a named insured as its interest may appear. In addition, such policies of insurance shall contain a provision substantially as follows: "It is understood and agreed that the insurance afforded by this policy or policies for more than one named insured shall not operate to increase the limits of the companies' liability, but otherwise shall not operate to limit or void the coverage of any one named insured as respects claims against the same named insured by any other named insured or the employees of such other named insured."

     (d) If for any reason whatsoever Tenant fails to provide and keep in force any or all of the insurance policies set forth in Paragraph 15(a) hereof, then in such event Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered by such insurance.

     16. No Partnership. Landlord and Tenant shall not under any circumstances be deemed to be partners or joint ventures, either as between each other or as to any third parties, with respect to any activity conducted upon the demised premises or any goods or services provided by anyone upon the demised premises.

     17. Eminent Domain.

     (a) Tenant hereby waives as to Landlord and the condemning authority any loss or damage or claim therefor resulting from the exercise of the power of eminent domain condemnation or expropriation by any government or other party exercising the same, or deed given in lieu thereof, whether such loss or damage results from condemnation of part or all of the demised premises or any portion of the land or building, except that Tenant may claim against the condemning authority any damages for loss of good will, machinery and moving expenses payable to Tenants under the Pennsylvania Eminent Domain Code of 1964, as amended, but in no event shall Tenant make any claim against Landlord or the condemning authority or any party having an interest in the land or building for the value of the unexpired term of this Lease or for any other item which, if paid to Tenant, will result in the diminution or reduction in the award to the Landlord for the land and building.

     (b) In the event that the whole or substantially all of the demised premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as of the date on which possession of the demised premises is taken by the condemning authority, rent shall be apportioned as of said date and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease.

     (c) If only a part of the demised premises shall be so taken and the taking or conveyance is not extensive enough to render the demised premises unsuitable for the business of Tenant, then this Lease shall not be terminated but shall remain in full force and effect except that the rent shall be abated in proportion to the demised premises so taken, as of such date.

     (d) If, (1) more than one-third (1/3) of the floor area of the buildings of which the demised premises are a part or more than one-third (1/3) of the Common Areas shall be so taken or conveyed or, (2) any part of the parking area in the Office Center is so taken or conveyed and as a result of such partial taking or conveyance the size, layout or location of the remaining parking facilities will violate the requirements of the applicable zoning or similar law (or any permitted variance or exception thereto) then in any or all such events, notwithstanding the fact that the demised premises are not so taken or conveyed, Landlord shall have the right and power, at its option to be exercised by written notice to Tenant, to terminate this Lease effective either the date title vests in the condemning authority or the date Landlord is required to deliver possession of the part so taken or conveyed; provided, however, in the event of a taking or conveyance as described in clause 2 of this Paragraph 17(c) if Landlord shall take immediate steps towards eliminating such violation, this Lease shall be unaffected and shall remain in full force and effect. In any event, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease.

     18. Destruction of Demised Premises.

     (a) If the demised premises shall be damaged by fire or other casualty covered by Landlord's policies of fire and broad form extended coverage insurance but are not thereby rendered untenantable in whole or in part, subject to the limitations hereafter set forth, Landlord, at its own expense, shall cause such damage to be repaired in an expeditious and timely manner, and the rent shall not be abated. If by reason of such occurrence, the demised premises shall be rendered untenantable in whole or in part, subject to the limitations hereafter set forth, Landlord, at its own expense, shall cause the damage to be repaired and the Base Rent shall be abated proportionately as to the portion of the demised premises rendered untenantable until the completion of Landlord's repairs thereto. If the demised premises shall be damaged or destroyed by a fire or casualty not covered by Landlord's policies of fire and broad form extended coverage insurance and the Landlord, at its option, decides not to repair and restore the demised premises, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty (30) days from and after the occurrence of such damage or destruction, to cancel and terminate this Lease. Either party shall have the right, to be exercised by notice in writing, delivered to the other within thirty (30) days from and after any occurrence which renders the demised premises wholly untenantable to cancel this Lease, and if said destruction of the premises occurs within the last three (3) years of the term of this Lease, said cancellation to take effect thirty (30) days from and after the receipt of such notice by the other party, and in such event this Lease and the tenancy hereby created shall cease as of the aforesaid date (except that such cancellation shall not affect the obligations of the parties which have accrued theretofore and remain unpaid), the rent to be adjusted as of such date; provided, however, that if Landlord shall commence repairs or reconstruction of the destroyed premises during the period prior to the cancellation date, the tenancy shall remain in effect and said notice of cancellation shall be considered void. In no event shall Landlord be obligated to expend for any repairs or reconstruction pursuant to this Paragraph 18 an amount in excess of the insurance proceeds recovered by it and allocable to the damage to the demised premises after deduction therefrom of Landlord's reasonable expenses in obtaining such proceeds and any amounts required to be paid to Landlord's mortgagee.

     (b) If the Landlord is required to repair or reconstruct the leased premises pursuant to the provisions of Paragraph 18(a), its obligation shall be limited to the building shell and other construction to be performed by Landlord pursuant to the Landlord's Work provision of Exhibit "D" hereof, which work Landlord shall commence and complete within a reasonable time. Tenant shall submit to Landlord for Landlord's approval detailed plans and specifications for all other work not required to be done by Landlord and upon approval of such plans and specifications and, within fifteen (15) days after the Tenant has been notified that the Landlord has completed its work on the premises, Tenant shall re-enter the demised premises and thereafter diligently pursue to completion such work at Tenant's expense and thereafter commence doing business all in accordance with the provisions of this Lease. Landlord shall not be liable for delays occasioned by cause, so long as Landlord shall proceed in good faith.

     (c) Notwithstanding anything set forth herein to the contrary, Tenant alone shall be responsible for all repairs and replacements of damage and/or destruction of the demised premises necessitated by burglary or attempted burglary, or by any other illegal or forcible entry into the demised premises.

     (d) Tenant covenants that it will give notice to Landlord of any accident or damage whether such damage is caused by insured or uninsured casualty, occurring in, on or about the demised premises within seventy-two (72) hours after Tenant has knowledge of the occurrence of such accident or damage. If Tenant breaches its covenant set forth in this Paragraph 18(d), Landlord, in addition to all other rights and remedies under this Lease, at law or in equity shall, at its option, be relieved of any of its obligations under Paragraph 18.

     (e) In the event that fifty percent (50%) or more of the total rentable area of the Office Center shall be damaged or destroyed by fire or other casualty, notwithstanding that the demised premises may be unaffected by such fire or other cause, either party shall have the right, to be exercised by notice in writing delivered to the other within thirty (30) days after said occurrence, to cancel and terminate this Lease. Upon the giving of such notice, the term of this Lease shall expire by lapse of time upon the fifteenth (15th) day after such notice is given and Tenant shall vacate the demised premises and surrender the same to Landlord.

     19. Security of Demised Premises. It is expressly agreed by and between Landlord and Tenant that Landlord shall have no responsibility whatsoever relative to providing security to the leased space beyond Landlord's obligation to provide doors with locking mechanisms at the commencement of the Lease term. Upon notice from tenant, and within a reasonable period of time after Landlord's receipt of such notice, Landlord shall repair or replace such locking mechanisms where the same shall become nonfunctional through no fault or neglect of Tenant, or of Tenant's agents, servants, employees or business invitees. Landlord shall throughout the term of this Lease have keys which permit it to enter upon the demised premises at any time.

     20. Fire Exits. Tenant shall at all times refrain from obstructing IN ANY MANNER WHATSOVER any doors to the demised space which shall be deemed or considered to be fire exits by the Pennsylvania Department of Labor and Industry.

     21. Tenants Affirmative Covenants. Tenant covenants and agrees that Tenant shall:

     (a) Pay the rent and all sums due under this Lease without notice or demand on the days and times and at the places that the same are payable without abatement, deduction or set-off;

     (b) Keep the demised premises and all corridors and loading areas immediately adjoining the demised premises clean and in good order and repair, reasonable wear and tear and damage by any casualty not occurring through act or negligence of Tenant or Tenant's agents, employees or business invitees excepted, and on demand, pay Landlord, as additional rent, the cost of repair or restoration of the demised premises or the building or any part thereof damaged in whole or in part by the act or negligence of Tenant or Tenant's agents, employees or business invitees;

     (c) Peaceably deliver up and surrender possession of the demised premises at the expiration or sooner possession of this Lease, in the same condition in which Tenant has agreed to keep said premises during the continuance of this Lease, broom-clean, and at such time without demand or delay deliver to

Landlord all keys for the demised premises, and upon failure to deliver possession as aforesaid to pay to Landlord, at Landlord's option, an amount as liquidated damages which shall be computed by applying, for the period Tenant remains in possession after expiration or sooner termination of this Lease, twice the highest monthly rental rate provided under this Lease;

     (d) Promptly correct any violation and comply with all laws, ordinances, notices, permits, statements of occupancy, requirements, orders, regulations and recommendations now or hereafter in effect, of whatever nature, of all federal, state, county, municipal and other authorities and of the Board of Fire Underwriters and any insurance organizations, associations or companies, with respect to Tenants conduct or use of the demised premises and, on demand, pay to Landlord as additional rent, any and all increases in premiums on insurance policies now or hereafter carried by Landlord covering the demised premises or the land or buildings which are caused in any way by Tenant's occupancy or breach of any of the provisions of this Lease;

     (e) Use every reasonable precaution against fire or other casualty, including furnishings and maintaining in the demised premises fire extinguishers of the type, size and quantity required by local codes;

     (f) Give to Landlord prompt written notice of any accident, fire, casualty or damage occurring on or to the demised premises, and of any defects in an apparatus in the demised premises which is supplied by Landlord;

     (g) Within ten (10) days after request therefor by Landlord, deliver to Landlord in recordable form a certificate addressed to such person as Landlord may designate certifying (if such be the case) that this Lease is in full force and effect and that there are no alleged defaults by Landlord or set-offs by Tenant hereunder (or stating those claimed by Tenant) and the date to which rent is paid:

     (h) Close all windows, lock all doors and turn out all lights (except security lights) in the demised premises before leaving the premises unoccupied:

     (i) Cause all occupants of the demised premises to conduct themselves in such manner as shall not be deemed improper or objectionable by Landlord:

     (j) Operate and/or advertise the business operated at or from the demised premises only under the name set forth in Paragraph 3 of this Lease, unless and until the use of another name is permitted in writing by the Landlord:

     (k) Warehouse, store and/or stock in the demised premises only such goods, wares and merchandise as Tenant uses in the conduct of its business and/or intends to offer for sale at retail in, at or from the demised premises;

     (l) Replace promptly with glass of a like kind and quality any plate glass or window glass of the demised premises which may become cracked or broken; and,

     (m) Remove all refuse and keep the same in odor-proof, rat proof containers within the interior of the demised premises shielded from the view of the general public until removed therefrom and placed in such storage and/or hauling facilities or containers as Landlord shall from time to time designate and place about the Office Center. If Landlord provides facilities or containers for the collection, storage and/or hauling of refuse it shall cause all such refuse in said facilities or containers to be removed periodically from the Office Center site and the cost of the same shall be deemed a component of operating expenses pursuant to Paragraph 6(b) of this Lease and shall be prorated among Tenants. If Landlord declines to offer collection, storage and/or hauling containers and declines to contract for the removal of refuse from the Office Center, all of Tenant's refuse shall be removed periodically by such person or company as Tenant, subject to Landlord's approval, shall select.

     22. Tenant's Negative Covenants. Tenant covenants and agrees that it shall not, without the prior written consent of Landlord, do or permit its agents, employees or invitees to do any of the following:

     (a) Occupy the demised premises in any manner or for any purpose except as permitted in this Lease;

     (b) Assign, mortgage or pledge this Lease or underlet or sublease the demised premises or any part thereof, or permit any other person, firm or corporation to occupy the demised premises or any part thereof; without the written approval of Landlord which will not be unreasonably withheld.

     (c) Make any alterations, improvements or additions to the demised premises except as permitted and as provided in Paragraph 8 hereof;

     (d) Use or operate any machinery that, in Landlord's opinion, is harmful to the building or disturbing to tenants occupying other parts thereof;

     (e) Place any weights in any portion of the buildings beyond the safe carrying capacity of the structure;

     (f) Remove, attempt to remove or manifest, in Landlord's opinion, an intention to remove Tenant's goods or property from the demised premises, other than in the ordinary course of business, without having first paid Landlord all rent which may become due during the entire term of this Lease;

     (g) Vacate or desert the demised premises during the term of this Lease, or permit the same to be empty and unoccupied for a period of seven (7) or more consecutive days;

     (h) Permit any odor, noise, sound or vibration which may, in Landlord's opinion, in any way tend to impair the use of any part of the Office Center or interfere with the business or occupancy of any other tenant, or make or permit any disturbance of any kind in the buildings, or interfere in any way with other tenants or those having business in the buildings, or allow any occupant of the demised premises to conduct himself in a manner which Landlord deems improper or objectionable;

     (i) Execute or deliver any financing or security agreement which might be considered to create a lien upon the demised premises or the Office Center;

     (j) Obstruct any sidewalks, halls, passageways, elevators, stairways or other Common Areas of the Office Center, or use the same for any purpose other than ingress and egress to and from the demised premises, or use the same as a waiting room or lounging place for Tenant or its agents, employees or invitees;

     (k) Cover or obstruct any of the floors, walls, partitions, ceilings, windows or doors which reflect or admit light into any Common Areas of the buildings;

     (l) Use or permit any of the toilet rooms, water closets, sinks or other apparatus or systems to be used for any purpose other than those for which they were constructed, or permit any sweepings, rubbish, rags, ashes, chemicals, refuse or other unsuitable substances to be thrown or placed therein and the expense of repairing any breakage, stoppage, seepage or damage, whether occurring on or off the demised premises, resulting from a violation of this provision by Tenant or Tenant's employees, agents or invitees shall be borne by tenant. All grease traps and other plumbing traps shall be kept clean and operable by Tenant at Tenant's own expense;

     (m) Bring in or remove from the buildings any heavy or bulky objects except by experienced movers or riggers approved by Landlord or Landlord's agent, and only after Tenant shall have notified Landlord of the weight and size of the objects and the time, method and manner of bringing in or removing the same, or bring in or remove from the buildings any furniture or freight except during the hours designated by Landlord;

     (n) Use or allow to be used on the demised premises any article or substance having an offensive odor or any dangerous, explosive or rapidly-burning matter or material of any kind;

     (o) Use electricity in the demised premises in excess of the capacity of any of the electrical apparatus in or service to the demised premises, or add to or alter the electrical systems serving the demised premises;

     (p) Use or occupy the demised premises in violation of the use regulation permit or statement of occupancy issued for the building or in violation of any statute, ordinance or requirement of any public authority, and the use permitted by this Lease shall not be deemed a representation or guarantee by Landlord that such use is lawful or permitted under any permit or statement of occupancy;

     (q) If Tenant is a corporation, merge with another entity or liquidate or dissolve itself:

     (r) Place in, upon or under any portion of the demised premises, or in, upon or under any portion of the Office Center:

     1. Any hazardous substances (as hazardous substances is defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. 9601 (14), as amended by the Superfund Amendments and Re-authorization Act of 1986 (Pub. L. No. 99-400, 100 Stat. 1613 (1986) (SARA)) or hazardous waste or solid waste (as defined in 40 CFR 261);

     2. Any hazardous waste, residual waste or solid waste, as those terms are defined in Section 103 of the Pennsylvania Solid Waste Management Act, 35 P.S. 6018.103 and/or 25 Pa. Code 75.260 and 75.261;

     3. Any polychlorinated biphenyls (PCBs) or substances containing PCBs, any asbestos or materials containing asbestos, or any urea formaldehyde foam insulation; or,

     4. Any underground or above-ground storage tanks;

     (s) Use, generate, treat, store, dispose of, or otherwise introduce any hazardous substance, hazardous waste, residual waste or solid waste (as defined above), PCBs, asbestos or urea formaldehyde, into or on the demised premises, or any portion of the Office Center, nor cause, suffer, allow, or permit anyone else to do so, nor will Tenant dispose of any hazardous substance, hazardous waste, residual waste or solid waste, PCBs, asbestos or urea formaldehyde on the said property or otherwise take or omit to take any action which would violate any applicable federal, state, municipal or other environmental law, ordinance or regulation.

     23. Rights Reserved by the Landlord. Landlord shall have and it does hereby reserve unto itself the right, but not the affirmative obligation, to do the following things at any time or times and from time to time in or about the demised premises and the Office Center:

     (A) Make, amend and supplement such rules and regulations from time to time throughout the term of this Lease as in its reasonable judgment are necessary for the safety, care and cleanliness of the demised premises, the Office Center, the land or buildings designated on Exhibit "A" and for the preservation of good order therein. Such rules and regulations, after notice to Tenant, shall be part of this Lease, unless found unreasonable and Landlord's rights and remedies in the event Tenant shall fail to comply with and observe such rules and regulations shall be the same as though such rules and regulations were set forth in Paragraph 21 and/or Paragraph 22 of this Lease;

     (b) Discontinue any facility or service not expressly covenanted for herein, as they constitute no part of the consideration for this Lease;

     (c) Control and prevent access to any part of the buildings or land by all persons whose presence in the opinion of Landlord or Landlord's employees will be prejudicial to the safety, character, reputation or interest of the buildings or its other tenants;

     (d) Prevent access to the buildings by any person during any emergency, invasion, mob riot, public excitement or other commotion by closing the doors or otherwise;

     (e) Prescribe the hours and the method and manner by which any merchandise, furniture or heavy or bulky objects shall be brought in or taken out of the buildings, and limit and prescribe the weight, size and proper position thereof;

     (f) Install, place upon or affix to the roof or exterior walls of the demised premises or the buildings any equipment, signs, displays, antennae or other object or structure, provided it does not interfere with Tenants occupancy;

     (g) Change the arrangement and location and regulate or eliminate the use of all entrances, passageways, doorways, corridors and other common areas in the Office Center, whether or not connecting with any street, sidewalks, transportation facility or other buildings, and of all elevators, stairs, toilets and public conveniences which are not within the demised premises, provided that same shall not unreasonably interfere with Tenant's use of the demised premises:

     (h) Use all or any part of the roof, exterior walls and air space above the finished ceiling of the demised premises for any purpose and to erect scaffolds, protective barriers or other aids to construction on, around and about the exterior of the demised premises, provided that access to the demised premises shall not be substantially denied:

     (i) Make alterations or additions to, and to build additional stories on, and to build adjoining any buildings in the Office Center, including the building in which the demised premises are contained, and to construct other buildings or improvements in the Office Center which Landlord finds necessary and/or desirable and Tenant shall have no interest of any kind whatsoever in the said additions or additional stories or adjoining buildings. Landlord also reserves the right to reduce or enlarge the area of the Office Center by excluding portons of the ground therefrom or adding additional ground thereto from time to time and, whether or not so reduced or enlarged, to construct double-deck, elevated or subterranean parking facilities;

     (j) If any excavation shall be made or authorized to be made upon land adjacent to the demised premises, Tenant shall afford to the person causing or authorized to cause such excavation a license to enter upon the demised premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall or the building of which the demised premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of rent;

     (k) Landlord reserves the right to install heating, air-conditioning, ventilating equipment, kiosks, fountains, benches, seating arrangements, promotional activities, seasonal displays, temporary stores, amusement devices and other amenities in certain portions of the Common Areas selected by Landlord from time to time, all of which shall be done at Landlord's sole cost and expense and without any approval and consent of Tenant. Landlord also reserves the right to enclose any open sections of the Office Center;

     (l) Name the building and change the name, number or designation by which the building is commonly known;

     (m) At all reasonable times during the term of this Lease enter and go upon the demised premises and every part thereof by itself or its duly authorized agents, by a master key or by forceable entry without rendering Landlord or its agents liable or subject to any action or prosecution therefor and without affecting the obligations of Tenant under this Lease, for the purpose of doing any of the following things:

          1. To inspect the demised premises and to make decorations, repairs, alterations and additions thereto and to the buildings and to run wires, utility systems or appurtenances thereto and to take material as required into and upon the demised premises, all as Landlord shall deem necessary or desirable for the safety, improvement, preservation or restoration of the buildings or the demised premises, or for the safety or convenience of the present or future occupants thereof, provided that, except in an emergency, reasonable notice thereof shall be given to Tenant;

          2. To exhibit the demised premises to prospective Tenants, mortgages, or purchasers and anyone else having an interest or prospective interest therein;

          3. To render any service to the building or any Tenant or occupant, or to exercise any of the Landlords rights;

          4. To take possession of the demised premises and alter, renovate and redecorate the same at any time within one month prior to the expiration of this Lease (or any extension or renewal thereof) if Tenant has then removed all or substantially all of its property therefrom.

     24. Additional Rent, Late Charges, Interest And Bad Check Charges. All sums payable by Tenant or which are at the expense of Tenant hereunder, whether or not the same have been specifically designated as "additional rent" herein, shall for all purposes hereunder be deemed and shall be paid by Tenant as rent and, if not paid, Landlord shall have with respect thereto all the rights and remedies provided for herein and by law for non-payment of rent. In addition, Tenant shall pay as additional rent and not as a penalty, a late charge in the amount of 10% of the outstanding delinquent balance or Fifty Dollars ($50.00), Whichever is greater, for any payment of rent or charges not made within ten
(10) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. The late charge may be assessed only once with respect to each delinquent payment. If any rent or charges are not paid within thirty (30) days after the due date thereof an interest charge of fifteen percent (15.00%) Per annum computed from the original due date thereof to the date of actual payment shall be applicable to such delinquent rent to charges in addition to the aforesaid late charge. In the event any check tendered by Tenant to Landlord is not honored on initial presentation, Tenant shall pay Landlord the sum of Fifty Dollars ($50.00) on account of Landlord's bank charges and extra administrative expense involved in handling such returned check.

     25. Documentary Stamps as Additional Rent. In the event that any documentary stamp tax or other local, state or federal tax is levied on the rental, leasing or letting of the premises or is required to be paid by reason of the execution hereof, the cost thereof shall be paid by Tenant to Landlord within seven (7) days of Landlord's presentment of an invoice therefor.

     26. Tenants Failure to Comply with Covenants Of Lease. Except for the payment of rent, which includes base rent and all items of additional rent which shall be paid when due without prior demand, Tenant shall perform all covenants and agreements herein expressed on its part to be performed and will promptly upon receipt of written notice of non-performance thereof comply with the requirements of such notice. If Tenant does not comply with such notice to Landlord's satisfaction within (10) days after delivery thereof (or if compliance cannot be reasonably completed within ten days, if Tenant shall not begin to comply within such period and thereafter proceed to completion with due diligence), Landlord may, at its option, do or cause to be done any or all of the things specified in such notice and, in so doing, Landlord shall have the right to cause its agents, employees and contractors to enter upon the demised premises without liability to Tenant for any loss or damage resulting therefrom; and Tenant shall pay as additional rent any cost or expense incurred by Landlord in taking such action plus administrative costs of Landlord in a sum ec;ual to twenty percent (20%) of such costs and/or expense.

     27. Events of Default. Each of the following shall constitute an event of default hereunder:

     (a) Tenants failure to take possession of the demised premises within ten
(10) days after receipt of notice of completion of the Landlord's work given by Landlord to Tenant pursuant to the provisions of Paragraph 5(b) hereof;

     (b) Tenants discontinuing the conduct of its business in the demised premises;

     (c) The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent, or for reorganization or appointment of a receiver or trustee of Tenant's property; an assignment by Tenant for the benefit of creditors; or the taking of possession of Tenant's property by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant, or if the Tenant admits in writing its inability to pay debts generally as they become due;

     (d) Tenant's failure to pay when due (and in no event later than the expiration of the ten (10) day grace period as herein provided for) any installment of rent hereunder or any other sum herein required to be paid by Tenant more than two (2) times in any period of twelve (12) consecutive months, then notwithstanding that such failures shall have been eventually cured, any further similar failure within such twelve (12) month period;

     (e) Tenant's failure to perform any other covenant, agreement or condition of this Lease within ten (10) days after receipt of written notice of such failure to perform or, if the performance thereof requires more than 10 days to complete, Tenant's failing to begin performance thereof within such ten-day period and proceeding diligently to completion thereafter more than three (3) times in any period of twelve (12) consecutive months, then, notwithstanding that such failures shall have been timely or eventually cured, any further similar failure within such twelve (12) month period;

     (f) Tenant's removing, attempting to remove or manifesting an intention to remove its goods or property from the demised premises, except in the ordinary course of business, without having first paid Landlord all rent which may become due for the balance of the term of this Lease:

     (g) Tenant's vacating or deserting the demised premises or permitting the same to be empty or unoccupied for a period of ten (10) or more consecutive days;

     (h) The filing by or against any guarantor or surety of this Lease of a petition for adjudication as a bankrupt or insolvent, or for the reorganization or appointment of a receiver or trustee of the property of such guarantor or surety, or the making of an assignment by such guarantor or surety for the benefit of creditors, or the taking of possession of the property of such guarantor or surety by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of such guarantor or surety;

     (i) DELETED

     (j) If any attachment, levy or garnishment is issued against or if an involuntary lien is filed against any property of the Tenant, unless the Tenant can demonstrate to the Landlord's satisfaction that he has the ability to make the rental payments;

     (k) If there shall occur any change in the financial or other condition of the Tenant which, in the sole, good faith judgment of the Landlord, impairs the prospects of payment or performance by such Tenant. However, if Tenant shows to Landlord's satisfaction that he can make the rental payments, Tenant will not be in default; and/or,

     (l) If the Tenant is a corporation or partnership, such Tenant becomes involved in a dissolution, merger, consolidation or reorganization without the express prior consent of the Landlord.

     Listing the above does not limit Landlord's action upon default where other or similar causes or applications exist.

     28. Landlord's Rights and Remedies Upon Tenant's Default. Upon or after the occurrence of any one or more events of default hereunder. Landlord may, at its option:

     (a) If the term of this Lease shall not have commenced, Landlord may immediately cancel this Lease by written notice to the Tenant, or if the term shall have commenced Landlord may serve upon Tenant a written notice that this Lease and the term will terminate on a date to be specified therein, and in either event, Tenant shall have ten (10) days to avoid the cancellation or termination by payment of any sum due or by performance of any condition, term or covenant broken;

     (b) Upon the date specified in the aforesaid notice of termination this Lease and the term hereof shall terminate and come to an end as fully and completely as if such date were the day herein definitely fixed for the end and expiration of this Lease and such term, and Tenant shall then quit and surrender the demised premises to Landlord, but notwithstanding any statute, rule of law, or decision of any Court to the contrary, Tenant shall remain liable as set forth hereinafter;

     (c) Declare the entire remaining portion of the rent, and items of additional rent, reserved hereunder due and payable immediately, anything herein contained to the contrary notwithstanding, and proceed, with or without notice, as herein provided or otherwise, to collect the same;

     (d) Reenter the premises and repossess them by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and all other persons and property from the premises and may have, hold and enjoy the demised premises together with all alterations, additions or improvements and the right to receive all rental income therefrom all without being liable to prosecution or damages therefor. At any time after any such expiration, Landlord may relet the demised premises or any part thereof, in the name of Landlord or otherwise, for such term (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such reasonable conditions as Landlord, in its uncontrolled discretion, may determine, and may collect and receive the rent therefor. Landlord shall in no way be responsible or liable for any failure to relet the demised premises or any part thereof, or for any failure to collect any rent due upon any such reletting. No such expiration of this Lease shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration, whether or not the demised premises or any part thereof shall have been relet, and Tenant shall pay to Landlord the rent and additional rent required to be paid by Tenant up to the time of such expiration, and thereafter Tenant, until the end of what would have been the original term of this Lease in the absence of such expiration, shall be liable to Landlord for and shall pay to Landlord on the days on which the rent and additional rent would have been payable under this Lease if it were still in effect, as and for liquidated and agreed current damages for Tenants default, the equivalent of the amount of the rent and additional rent which would be payable under this Lease by Tenant if this Lease were still in effect less the net proceeds of any reletting effected as set out hereinabove, if any, after deducting all Landlord's expenses in connection with such reletting including, without limitation, all repossession costs, commissions, legal expenses, reasonable attorney's fees and disbursements, repair, alteration and/or decoration costs and all other such expenses of preparation for such reletting;

     (e) Recover from Tenant, on demand, whether or not Landlord shall have collected any monthly deficiency, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between the rent and additional rent reserved hereunder for the unexpired portion of the original lease term and the then fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of 4% per annum. If the demised premises or any part thereof is relet by Landlord for the unexpired term of this Lease or any part thereof, the amount of rent reserved upon such reletting shall be deemed conclusively to be the fair and reasonable rental value for the part or the whole of the demised premise so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove or obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above;

     (f) In the event of a breach or a threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for;

     (g) Exercise any and all other rights and remedies granted or allowed Landlord by any existing or future statute, act of assembly or other law of this Commonwealth in cases where a Landlord seeks to enforce rights arising under a Lease agreement against a Tenant who has defaulted or otherwise breached the terms of such Lease agreement;

     (h) Exercise any and all other rights and remedies contained in this Lease, including, but not limited to the rights and remedies provided by Paragraphs 24, 27 and 28 hereof.

     29. Waivers. Tenant expressly waives:

     (a) The benefit of all laws, now or hereafter in force, exempting any goods on the demised premises, or elsewhere, from distraint, levy or sale in any legal proceedings taken by Landlord to enforce any rights under this Lease;

     (b) The benefit of all laws existing now or hereafter enacted regarding any limitation as to the goods upon which, or the time within which, distress is to be made after removal of goods of the Tenant or others from the demised premises and, further, Tenant hereby relieves Landlord of the obligation of proving or identifying the goods distrained, it being the purpose and intent of this provision that all goods of Tenant, whether upon the demised premises or not, shall be liable to distress for rent at any time after Tenants default under this Lease, including particularly, but not limited to those goods removed from the demised premises clandestinely and fraudulently;

     (c) The right to issue a writ of replevin for the recovery of any goods seized under a distress for rent or levy upon an execution for rent, damages or otherwise;

     (d) The right to delay execution on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this Lease and any right to have the same appraised, and Tenant authorized any prothonotary or clerk of court to enter a writ of execution or other process upon Tenant's voluntary waiver and further agrees that said real estate may be sold on a writ of execution or other process;

     (e) All rights relating to the Landlord-Tenant relationship under the law, ordinance or statute, to the extent that they might limit Landlord's right to cause the distrained goods to be sold, Tenant now specifically and knowingly authorizes Landlord to sell any goods distrained for rent at a public auction sale to be held at any time at least ten (10) days after that distraint without appraisement and condemnation of the goods, but upon five (5) days' notice to Tenant of the date, place and terms of sale, including Landlord's right to purchase all or any of the property; and,

     (f) the right to three (3) months' notice and/or fifteen (15) or thirty
(30) days' notice required under certain circumstances by the Landlord and Tenant act of 1951, P.L. 69, as amended, hereby agreeing that ten (10) days' notice shall be sufficient in either or any such case.

     30. Confession of Judgment - Money. Tenant covenants and agrees that if the rent or any charges reserved in this Lease as rent (including all accelerations of rent permissible under the provisions of this Lease) shall remain unpaid ten (10) days after the same are required to be paid, then and in that event, Landlord may cause judgment to be entered against Tenant, and for that purpose Tenant hereby authorizes and empowers Landlord or any Prothonotary, Clerk of Court or Attorney of any Court of Record to appear for Tenant and to confess judgment against Tenant and agrees that Landlord may commence an action pursuant to Pennsylvania Rules of Civil Procedure no. 2950 et seq. for the recovery from Tenant of all rent hereunder (including all accelerations of rent permissible under the provisions of this Lease) and/or for all charges reserved hereunder as rent, as well as for interest at the rate herein provided and costs and attorney's commissions, for which authorization to confess judgment this Lease, or a true and correct copy hereof, shall be sufficient warrant. Such judgment may be confessed against Tenant for the amount of rent in arrears (including all accelerations of rent permissible under the provisions of this leasse) and/or for all charges reserved hereunder as rent as well as for interest at the rate herein provided and costs together with an attorney's commission of 10% of the full amount of Landlord's claim against Tenant. Neither the right to institute an action pursuant to Pennsylvania Rules of Civil Procedure no. 2950 et seq. nor the authority to confess judgment granted herein shall be exhausted by one or more exercises thereof, but successive complaints may be filed and successive judgments may be entered for the aforementioned sums ten (10) days or more after they become due as well as after the expiration of the original term or any extension or renewal of this Lease. Tenant agrees that any judgment for money obtained by the Landlord shall bear interest at the rate of fifteen percent (15%) per annum as herein provided from the date of the entry of judgment until such date as the same is paid any statute, Rule of Court, custom or practice to the contrary notwithstanding.


     31. Confession of Judgment - Possession of Demised Premises. Tenant covenants and agrees that if this Lease shall be terminated (either because of conditions broken during the original term of this Lease or any renewal or extension thereof or when the term hereby created or any extension thereof shall have expired) then and in that event Landlord may cause judgment in ejectment to be entered against Tenant for possession of the demised premise, and for that purpose Tenant hereby authorizes and empowers any Prothonotary, Clerk of Court or Attorney of any Court of Record to appear for Tenant and to confess judgment against Tenant in ejectment for possession of the demised premises and agrees that Landlord may commence an action pursuant to Pennsylvania Rules of Civil Procedure no. 2970 et seq. for the entry of an order in ejectment for the possession of real property, and Tenant further agrees that a Writ of Possession pursuant thereto may issue forthwith, for which authorization to confess judgment and for the issuance of writs of possession pursuant thereto this Lease, or a true and correct copy hereof, shall be sufficient warrant. Tenant further covenants and agrees that if, for any reason whatsoever after said action shall have commenced, the action shall be terminated and possession of the demised premises shall remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this Lease as above set forth, to commence successive actions for possession of real property and to cause the entry of successive judgments by confession in ejectment for possession of the premises demised hereunder.

     32. Conclusive Evidence of Facts in Action for Judgment by Confession. In any procedure or action to enter Judgment by Confession for Money pursuant to Paragraph 30 hereof, or to enter Judgment by Confession in Ejectment for possession of real property pursuant to Paragraph 31 hereof, if Landlord shall first cause to be filed in such action an affidavit, complaint or averment of the facts constituting the default or occurrence or event the happening of which authorized and empowered Landlord to cause the entry of judgment by confession, such affidavit, complaint or averment shall be conclusive evidence of such facts, default, occurrence, or event (and of the truth of which such affidavit, complaint or averment shall be sufficient evidence); and if a true copy of this Lease be filed in such procedure or action, it shall not be necessary to file the original as a Warrant of Attorney, any rule of court, custom or practice to the contrary notwithstanding.

     33. Release of Errors. Tenant hereby releases to Landlord and to any and all attorneys who may appear for Tenant all errors in any procedure or action to enter Judgment by Confession by virtue of the warrants of attorney contained in this Lease, and all liability therefor.

     34. Landlord's Right to Assign Remedies. The right to enter judgment against Tenant by confession and to enforce all of the other provisions of this Lease herein provided for may, at the option of any assignee of this Lease, be exercised by any assigns of the Landlord's right, title and interest in this Lease in his, her, its or their own name, any statute, rule of court, custom or practice to the contrary notwithstanding.

        35. Landlord's Remedies Cumulative. All of the remedies hereinbefore given to Landlord and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No termination of this Lease or the taking or recovering of possession of the demised premises shall deprive Landlord of any of its remedies or actions against Tenant for rent then due or which under the terms hereof would in the future have become due if there had been no termination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent, be construed as a waiver of the right to obtain possession of the demised premises.

     36. Subordination of Lease. This Lease may, at Landlord's sole discretion and without the consent of Tenant, be made subordinate to any lien or encumbrance now or hereafter placed upon, or permitted to be placed upon, the demised premises by Landlord. However, so long as Tenant is not in default under the terms of this Lease, the mortgagees or its assigns will not disturb the possession of the Tenant.

     37. Waiver. Landlord shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof despite any conduct, usage or custom on the part of Landlord in refraining from so doing at any time or times and despite any contrary law, usage or custom or any failure by Landlord to enforce its Rights at any time or times. The subsequent acceptance by Landlord of rent due hereunder or of any or all other monetary obligations of Tenant hereunder, whether or not denoted as rent hereunder, shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to make the particular payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing and executed by Landlord.

     38. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or additional rent then due and payable. Tenant agrees that Landlord shall not be bound by any endorsement or statement on any check or any letter accompanying any check or payment and no such endorsement, statement or letter shall be deemed an accord and satisfaction, and Landlord or Landlord's bank may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease, at law or in equity.

     39. Notices. All notices, requests and demands upon the respective parties hereto shall be in writing and shall be either personally delivered with written acknowledgement of receipt therefore or sent postage prepaid by U.S. certified mail, return receipt requested, to the address(es) as shall be set forth on a schedule to be attached hereto and incorporated herein as Exhibit "F". All notices shall be deemed to have been given on the date when deposited in the U.S. mail receptacles or, in the case of notices delivered in person to Tenant, when so delivered.

     40. Quiet Enjoyment. So long as Tenant shall pay the rents and other charges herein provided within the respective times provided therefor, and provided and so long as Tenant observes and performs all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the demised premises for the term of this Lease without hindrance or interruption by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease. Landlord's liability under this Paragraph shall cease upon a conveyance by Landlord of the premises.

     41. Captions and Index. The captions and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections, paragraphs or articles of this Lease nor in any way affect this Lease.

     42. Entire Agreement. This Lease, including the Exhibits, Addendums and Riders, if any, is the only agreement between the parties hereto pertaining to the demised premises and all negotiations and oral agreements acceptable to the parties are included herein. All prior communications, negotiations, arrangements, representations, agreements and understandings, whether oral, written or both, between the parties hereto, and their representatives, are merged herein and extinguished, this Lease superseding and canceling the same. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or

Tenant unless reduced to writing and executed by the party against which such subsequent alteration, amendment, change or modification is to be enforced. If any provisions contained in any Rider or Addendum hereto is inconsistent with any printed provisions of this Lease, the provision contained in such Rider or Addendum shall supersede said printed provision.

     43. Recording. This Lease may not be placed on public record by Tenant, and any such recordation by Tenant without the prior written consent of Landlord shall, at Landlord's option, constitute a breach of this Lease by Tenant.

     44. Partial Invalidity. If any provision of this Lease is held to be invalid, the remaining provisions shall not be affected thereby but shall continue in full force and effect. Furthermore, each covenant, agreement, obligation and other provision contained in this Lease is and shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, and not dependent on any other provision of this Lease unless expressly so provided.

     45. Tenant Defined: Use of Pronoun. The term "Tenant" shall refer to each and every person or party mentioned as a Tenant herein, be the same one or more. If there shall be more than one Tenant. They shall be bound jointly and severally by all the terms, covenants and agreements of this Lease, and any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all. The use of the neuter or the masculine singular pronoun to refer to Landlord or Tenant may be an individual, a partnership, a corporation, a female or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural number where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     46. Negation of Landlord's Personal Liability. The term Landlord as used in this Lease shall refer only to the owner for the time being of the Landlord's estate in the demised premises or land or the building of which it is a part. Landlord shall be and is hereby relieved of all covenants and obligations of Landlord hereunder after the date of transfer of Landlord's estate in the land or the demised premises or the building of which it is a part, and it shall be construed without further agreement between the parties that the transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during such time as said transferee shall own or hold Landlord's estate or interest in the land or the demised premises or the building of which it is a part. The provisions of this part shall apply to each successive transfer of Landlord's interest or estate. The liability of Landlord under this Lease shall be and is hereby limited to Landlord's interest in the land and the demised premises and the building of which it is a part, and no other asset of Landlord's shall be affected by reason of any liability which Landlord may have to Tenant or to any other person by reason of this Lease, the execution hereof or the acquisition of Landlord's interest in the land or the buildings and, in the event Tenant obtains a judgment against Landlord, the judgment docket shall be so noted. This Paragraph shall inure to the benefit of Landlord's successors and assigns and their respective principals.

     47. Successors. All rights, obligations and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, trustees, receivers, legal representatives, successors and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee, legal representative of Tenant unless the assignment to such party has been approved by Landlord in writing as provided in Paragraph 22(b) hereof. Landlord shall have the unrestricted right to assign this Lease and upon any such assignment, Landlord shall automatically be released from all liability hereunder from and after the date of such assignment.

     48. Construction. It is the intent of the parties hereto that if any term, covenant, condition or agreement of this Lease is capable of two or more constructions, one or more of which would render the provision void, and the other or others of which would render the provision valid, then the provision shall have the meaning or meanings which would render it valid. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed for or against Landlord or Tenant but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result. The laws of the Commonwealth of Pennsylvania shall govern the validity, interpretation, performance and enforcement of this Lease.

     49. Submission of Lease to Tenant. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the demised premises, nor shall the same confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have individually, or by their authorized representatives, as appropriate, set their hands and seals hereto as of the day and year first above written.

                                    LANDLORD

                           BY: [CLIENT SUPPLY] 6/18/96
                               -------------------------

                                     TENANT

                           BY:
                               -------------------------

                                Andrew E. Trolio

                            Sedona-GeoServices, Inc.

                                    GUARANTY

     The undersigned Guarantor on behalf of himself, his successors and assigns, unconditionally guarantees to Landlord, and its successors and assigns, complete and punctual performance of the foregoing Lease and all its provisions, and the provisions of all documents attached and incorporated by reference, for the term of the Lease or in any extensions of such. Guarantor waives any right, requirement or necessity for any notice of default under the Lease and/or that the Landlord exhaust any right or take any action against the Tenant or any other person or entity as any condition for enforcement of the guaranty against Guarantor. Guarantor agrees that no assertion by Landlord of any other forms of remedy or relief available to it under this Lease or the law generally will diminish or otherwise interfere with separate and independent claims made against this guaranty. Guarantor waives any defense under this guaranty stemming from any circumstances whatsoever outside the course of this Lease and resulting in the termination of Tenant's liability such as, but not limited to, modification.

     Guarantor agrees to pay any and all expenses (including attorney's fees and disbursements incurred by Landlord) in enforcing its rights under this guaranty.

     The Guarantor will not exercise any rights which it may acquire by way of subrogation under this guaranty, by any payment made hereunder or otherwise until all obligations of the Tenant under the Lease have been met and all sums due Landlord thereunder Guarantor on account of such subrogation rights at anytime when all such obligations to the Landlord shall not have been paid in full, such amount shall be received and held in trust by the Guarantor for the benefit of the Landlord and shall forthwith be paid to the Landlord to be credited and applied against the obligations of the Tenant under the Lease, whether matured or unmatured, in accordance with the terms of the Lease.

     Landlord relies upon the fact and security of this Guaranty as a substantial inducement to execution of the foregoing Lease.

     If more than one signature appears below, as Guarantor, each such individual signing shall be jointly and severally liable for the proper performance of this Guaranty.

Signed and sealed, with intent to be legally bound hereby, this __________ day of ____________ 199 .

                      By: /s/ Gregory A. Dinnocenti 6/18/96
                          ---------------------------------

                  Gregory A Dinnocenti - Lewis Road Associates

                      By: ________________________________


                          Andrew E. Trolio - Guarantor
                            Sedona-GeoServices, Inc.

                                  EXHIBIT "A"

                              CZOP / SPECTER, INC.
                        Consulting Engineers & Surveyors
                       1741 VALLEY FORGE ROAD - RTE. 363
                                  P.O. BOX 669
                              WORCESTER. PA 19490

                                     =====

                                  215-584 0880

LEGAL DESCRIPTION
D & L PROFESSIONAL BUILDING
LEWIS ROAD AND D & L DRIVE

ALL THAT CERTAIN tract of land with a building and improvements situate on Lewis Road and D & L Drive, in the Township of Limerick, County of Montgomery, Commonwealth of Pennsylvania, bounded and described as shown on Site plan (Sheet 1 of 4) for D & L Associates by Czop/Specter, Inc., dated 8/31/87, last revised 10/23/87, as follows to wit:

BEGINNING at a point, said point being located North 46 degrees 15 minutes 00 seconds West, 614.59 feet from the intersection of the centerline of Lewis Road (60 feet wide) and Southwest right-of-way line of:__ D & L Drive belonging to D & L Associates; thence extending from said point of beginning South 46 degrees 15 minutes 00 seconds East 564.19 feet to a point of a curve, which point is measured on the arc of a curve curving to the right having a radius of 15 feet the arc distance of 23.94 feet to a point of tangency; thence from said point along the right-of-way of Lewis Road the following three courses; 1) South 45 degrees 12 minutes 00 seconds West 120.79 feet, 2) North 44 degrees 48 minutes 00 seconds West 20 feet, 3) South 45 degrees 12 minutes 00 seconds West 64.39 feet to a point a corner of lands now or late of Harry F. Leeson; thence from said point along lands now or late of Harry F. Leeson North 46 degrees 15 minutes 00 seconds West 555.96 feet to a point a corner of which lands now or late of D & L Associates; thence from said point along other lands now or late of D & L Associates North 44 degrees 10 minutes 00 seconds East 200.00 feet to the first mentioned point and place of BEGINNING.

CONTAINING 114,215.87 square feet or 2.62 acres more or less.


                                      79A

                                  EXHIBIT "G"


           In the printed document, there appears a blueprint showing reserved parking layout.


                                      79B

                                  EXHIBIT "C"


     Items in need of repair by the Landlord as of the commencement date of this lease:

1. Light Fixtures - Yes/No         COMMENTS:

2. Walls - Yes/No                  COMMENTS:

3. Door(s) - Yes/No                COMMENTS:

4. Floor - Yes/No                  COMMENTS:

5. Ceiling - Yes/No                COMMENTS:

6. Window - Yes/No                 COMMENTS:

7. Bathroom - Yes/No               COMMENTS:

8. Other



Dated:

________________________

________________________

                    ACKNOWLEDGEMENT OF REPAIRS COMPLETED TO

                        THE SATISFACTION OF THE PARTIES


     Except as otherwise noted below, all repairs to be made by the Landlord as set forth above, have been completed to the satisfaction of the parties, and Tenant agrees to accept possession of the demised premises in its present condition.


Exceptions:


          Dated:

______________________     __________________

                                Exhibit "D" Page 1

                Schedule of "Landlord's Work" and "Tenants Work"

I. LANDLORD'S WORK.

     A. Repair damaged drywall as needed.

     B. Touch-up Paint as needed, where patching of drywall was performed.

     C. Steam Clean Carpet Throughout.

     D. Landlord's allowance to tenant will be Two Thousand Seven Hundred and Ninety Three Dollars 00/100 (2,793.00), which does not include the above cited items.

                               EXHIBIT "D" Page 2

II. Tenant's work:


     All other work not specifically designated as Landlord's work by Article 1 which is necessary to complete the demised premises and which is necessary for the demised premises to be ready to open for business with the public by the commencement date, in the manner set forth in the Lease, shall be done by Tenant at Tenant's own cost and expense. All of the aforesaid work, all other work which is not specifically designated as Landlord's work and all other work Tenant may do in the demised premises at any time, is herein collectively referred to as Tenant's work.

     A. All of Tenant's Work shall be completed at Tenant's sole cost and expense. In performing Tenant's Work, Tenant shall comply with the following requirements:

     1. In addition to, and not in lieu of the other policies of insurance required by this Lease, at all times between the start and completion of Tenants Work (such period is herein referred to as "Tenant's Construction Period"), Tenant, at its own cost and expense, shall maintain in effect with a responsible insurance company, a policy of "All Risk" Builder's Risk Insurance in the standard form for the State where the Center is located. Said insurance shall cover the full replacement value of work done and fixtures and equipment installed or to be installed at the demised premises by Tenant, without co-insurance and without any deductible clauses.

     2. At all times during Tenant's Construction Period, Tenant's contractors and subcontractors shall maintain in effect workers compensation insurance as required by the laws of the Commonwealth of Pennsylvania.

     3. Repair and/or reconstruction of all or any portion of Tenant's Work damaged or destroyed by any casualty occurring during Tenant's Construction Period.

                               EXHIBIT "D" Page 3

commenced by Tenant as soon as possible after such casualty; provided that if all or any portion of Landlord's Work is also damaged or destroyed by such casualty, Landlord shall notify Tenant when repairs or reconstruction of Landlord's Work is substantially completed and, within fifteen (15) days after receipt of such notice, Tenant shall diligently pursue such repair and/or reconstruction to completion.

     4. Any approval or consent by Landlord of any or all of Tenant's criteria, systems, plans, specifications or drawings shall neither constitute an assumption of responsibility by Landlord for any aspect of such criteria, systems, plans, specifications or drawings including, but not limited to, their accuracy or efficiency nor obligate Landlord in any manner with respect to Tenant's Work and Tenant shall be solely responsible for any deficiency in design or construction of all portions of Tenant's Work.

     5. Tenant shall obtain and pay for all necessary permits and shall pay for all other fees required by public authorities or utility companies with respect to Tenant's Work.

     6. Tenant shall maintain the demised premises and the Common Area adjoining the same in a clean and orderly condition during construction. Tenant shall promptly remove all unused construction materials, equipment shipping containers, packaging, debris and waste from the Office Center, and deposit it in receptacles, if any, provided by Landlord or otherwise remove the construction materials, equipment, fixtures, merchandise, shipping containers and debris within the demised premises. Parking areas, sidewalks, courts, arcades, public corridors, service corridors and the exterior of the building will be clear of Tenant's equipment, merchandise, refuse and debris at all times.

                               EXHIBIT "D" Page 4

     7. To the end there shall be no labor disputes which would interfere with and construction occurring in the Office Center or the operation thereof, or any part thereof including but not limited to, the demised premises, in performing any Tenant's Work, Tenant agrees to use its best efforts to engage the services of only such contractors or subcontractors as will work in harmony and without causing any labor dispute with each other, with Landlord's employees, contractors and subcontractors thereof, and Tenant shall require its contractors and subcontractors to employ only such labor as will work in harmony and without causing any labor dispute with each other, with Landlord's employees, contractors and subcontractors and with the employees, contractors and subcontractors of all others working in or upon the Office Center or any part thereof. Furthermore, only those contractors and subcontractors as have been duly licensed by the authority having jurisdiction over the appropriate profession and which have been approved in writing by Landlord may perform any portion of Tenant's Work for Tenant in or upon the demised premises.

     8. At any time and from time to time during the performance of Tenant's Work, Landlord, Landlord's architect and/or Landlord's general contractor may enter upon the demised premises and inspect the work being performed by Tenant and take such steps as they may deem necessary or desirable to assure the protection of the building and/or any premises adjacent to the demised premises. In addition, Tenant's Work shall be performed in a thoroughly first-class and workmanlike manner, shall incorporate only new materials and shall be in good and usable condition at the date of completion.

     9. Tenant's work shall be coordinated with all work being performed or to be

                               EXHIBIT "D" Page 5

performed by Landlord and other occupants of the Office Center nor interfere with or delay the completion of any other construction within the Center, and each such contractor and subcontractor shall comply with all procedures and regulations prescribed by Landlord for integration of Tenant's work with that to be performed in connection with any construction in the Office Center and in connection with the operation of the Office Center.

     10. Neither Tenant nor its contractors or subcontractors may use any space within the Office Center (except the demised premises) for storage, handling and moving of materials and equipment, and if Tenant or such contractors and/or subcontractors shall use any space in the Office Center (except the demised premises) for any of the aforesaid purposes without obtaining Landlord's prior written approval therefore, Landlord shall have the right to terminate such use or remove all of Tenant's and such contractor's or subcontractor's material, equipment and other property from such space without Landlord being liable to Tenant and/or such contractors or subcontractors and the cost of such termination and/or removal shall be immediately paid by Tenant to Landlord. It shall be Tenant's responsibility to cause each contractor and subcontractor to maintain continuous protection of adjacent property and improvements against damage by reason of Tenant's work, including at Landlord's request, the installation of lights, guard rails, barricades and temporary store fronts of a design approved by Landlord, or at Landlord's option, Tenant shall reimburse Landlord, on demand, for the cost incurred in Landlord's installation of such items plus administrative costs of Landlord in a sum equal to twenty percent (20%) of such sums and/or costs.

                               EXHIBIT "D" Page 6

III. PLANS AND SPECIFICATIONS.

     In the event Tenant desires to perform any Tenant's work, prior to doing so, Tenant shall deliver to Landlord detailed plans and specifications prepared by Tenant's licensed architect disclosing the proposed work. Landlord shall review such plans and specifications and advise Tenant of any changes required by Landlord; Tenant shall promptly revise such plans to Landlord within twenty
(20) days after being advised of Landlord's changes. Landlord may require further changes in such plans and Tenant shall similarly revise and resubmit the same to Landlord within an additional period of twenty (20) days. Tenant shall not commence any part of such work until such plans and specifications have been approved in writing by Landlord.

                                  EXHIBIT "F"

                             SCHEDULE OF ADDRESSES

                                 OF THE PARTIES


       Rosedale Associates                   Sedona - GeoServices, Inc.

       649 N. Lewis Rd.                      700 Abbott Drive

       Suite #200                            Broomall, Pa 19008-4373

       Limerick, Pa 19468                    (610) 328-1040

       (610) 495-5960

                                  EXHIBIT "H"

                      ESTIMATES COMMON COSTS FOR PERIOD ONE

                                         Cost per
                                        Square Foot
                                        -----------

     1.   Real Estate Taxes               $1.36

     2.   Annual Insurance                 0.04

     3.   Lawn/Snow Maint.                 0.20

     4.   Dumpsters                        0.09

     5.   Common Area Elec.                O.14

     6.   Janitorial                       0.28

     7.   Water                            0.04

     8.   Sewer                            0.07

     9.   Plant Care                       0.02

    10.   Elevator                         0.06

    11.   HVAC                             O.10

    12.   Misc. Labor/Matl's               0.04

    TOTAL COMMON COSTS --                 $2.38/sq.ft.

                                   EXHIBIT I

                                ADDENDUM (Part I)

     1. Lessor is aware that the Tenant may or may not expand in the future. Lessor is also aware that several Tenants within the building may be desirous of downsizing. Landlord will work with all Tenants involved in accommodating Sedona, GeoServices, Inc. with their expansion requirements.

                               Addendum (Part II)

     1. Sedona Geoservices, Inc. has hereby been given permission by Specht Realty, to utilize the Specht Realty Training Room, located on the Second Floor, on an "as need" basis. Tenant agrees that a minimum of five (5) days' notice will be given to Specht Realty to schedule such use for this room. Tenant agrees to pay for a full day use, irregardless of actual hours that they will be occupying the space each day.

     Tenant understands that Specht Realty is not able to offer availability of this room on Tuesdays, at the present time, due to prescheduled seminars throughout the year. Tenant agrees to abide by the advance notice schedule that will be coordinated directly between Mr. David Specht and Mr. Andrew Trolio (or representative for Mr. Trolio). The daily Rental Rate for the Training Room will be Forty Eight Dollars and 26/100 ($48.26). This Rental Rate was calculated as follows:

     Training Room Size = 25' X 41' = 1,025 s.f.

     1,025 X 1.07% Common Factor = 1,097

     $16.00 = Rental rate with utilities X 1,097 = $17,568 per year for room

     52 Weeks/year X 7 days per week = 364 work days per year

     $17,568 divided by 364 days = $48.26 rental rate per day

Sedona, GeoServices, Inc. will make payment directly to Specht Realty for said rental on a monthly basis.